Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 333-219182, of New Bancorp, Inc. of our report dated April 2, 2018, on our audits of the consolidated financial statements of New Bancorp, Inc. as of and for the years ended December 31, 2017 and 2016, which report is included in the Annual Report on Form 10-K of New Bancorp, Inc. for the year ended December 31, 2017.

/s/ BKD, LLP

BKD, LLP

April 2, 2018